EXHIBIT 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

June 17, 2008

YRC Worldwide Updates Second Quarter 2008 Guidance

•    Earnings from core operations consistent with previous guidance

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today updated second quarter 2008 earnings guidance to a range of $.55 to $.65 per share, which now includes net curtailment gains of $.34 per share and a charge for a significant accident of $.09 per share. Excluding the curtailment gains and the accident charge, second quarter 2008 earnings from core operations are expected to be consistent with previously issued guidance of $.30 to $.40 per share.

“Our operational execution has been strong, and we are building momentum in spite of the challenging environment,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “The cost of fuel creates macroeconomic concerns as we look forward. However, of those areas within our control, we remain confident that we are on the right track to enhance customer value as we implement network improvements at the National companies, increase the efficiency and profitability of the Regional companies and execute solidly at YRC Logistics,” Zollars continued.

The net curtailment gains relate to changes in certain retirement plans as the company continues its progress toward a common employee benefits platform across its multiple operating units.

Industry Conference

Bill Zollars will deliver a company presentation at the Merrill Lynch Global Transportation Conference on Wednesday, June 18, 2008, at 8:00 a.m. ET. The conference will be held at Merrill Lynch Headquarters, 4 World Financial Center, 250 Vesey Street, New York, New York.

A webcast of the live presentation will be available to listeners via the YRC Worldwide Internet site yrcw.com. Replay of the presentation will be available within 24 hours through yrcw.com.

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This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “guidance,” “expected,” “on the right track,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results and earnings per share could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from acquisitions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including Yellow Transportation, Roadway, Reimer Express, YRC Logistics, New Penn, USF Holland, USF Reddaway, and USF Glen Moore. The enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 60,000 people.

Investor Contact:	Stephen Bruffett YRC Worldwide Inc. 913.696.6108 steve.bruffett@yrcw.com	Media Contact:	Suzanne Dawson Linden Alschuler & Kaplan 212.329.1420 sdawson@lakpr.com